Exhibit 99.1

NEWS RELEASE

KOSMOS ENERGY ANNOUNCES FOURTH QUARTER AND FULL YEAR 2019 RESULTS

DALLAS--(BUSINESS WIRE)—February 24, 2020-- Kosmos Energy Ltd. (“Kosmos”) (NYSE: KOS) announced today the financial and operating results for the fourth quarter of 2019. For the quarter, the Company generated a net loss of $36 million, or $0.09 per diluted share. When adjusted for certain items that impact the comparability of results, the Company generated an adjusted net loss(1) of $37 million or $0.09 per diluted share for the fourth quarter of 2019.

FOURTH QUARTER 2019 HIGHLIGHTS

•	Net cash provided by operating activities - $228 million; free cash flow[1] (non-GAAP) - $139 million

•	Sales - 7.5 million barrels of oil equivalent (boe)

•	Revenues - $450 million

•	Realized oil and gas revenues, excluding the impact of hedging program - $59.76 per boe

•	Production expense - $136 million, or $18.12 per boe

•	General and administrative expenses - $21 million, $16 million cash expense and $5 million non-cash equity based compensation expense

•	Capital expenditure - $122 million

At quarter end, the Company was in a net overlift position of approximately 0.3 million barrels of oil.

Fourth quarter results included a mark-to-market loss of $36 million related to the Company’s oil derivative contracts. As of the quarter end and including recently executed hedges, Kosmos has approximately 18.0 million barrels of Brent oil hedged covering 2020 and 2021.

Kosmos exited the fourth quarter of 2019 with approximately $825 million of liquidity, total debt of $2.05 billion, and $1.82 billion of net debt.

Commenting on the company’s 2019 performance, Chairman and Chief Executive Officer Andrew G. Inglis said: “2019 was a strong year for Kosmos with the business generating approximately $250 million of free cash flow, the third successive year of material organic cash generation. Our free cash flow enabled us to reduce our leverage and initiate the payment of our dividend, in line with our strategy of protecting the balance sheet and delivering shareholder returns.

It was also one of the most active years in the company’s history with over 1.7 million man hours operating five wells. Importantly, this activity was executed with zero lost time or recordable incidents, a best-in-class safety performance. Our exploration and appraisal program delivered five successes from seven wells drilled and we continue to make excellent progress with our developments in Mauritania and Senegal with Tortue Phase 1 around 25 percent complete at year-end.

Kosmos is integrating climate risk into its business strategy and we see the energy transition as a major opportunity for progressive companies like Kosmos to play an important role. Today, we will present our climate policy as part of our wider environmental, social and governance responsibilities, with a commitment to both transparency and emissions reduction. With a diverse portfolio of advantaged oil and gas assets, Kosmos is well-positioned to deliver shareholder value while advancing the societies in which we work.”

OPERATIONAL UPDATE

Total net production in the fourth quarter of 2019 averaged approximately 65,200 barrels of oil equivalent per day (boepd)(2).

U.S. Gulf of Mexico

U.S. Gulf of Mexico production averaged approximately 26,000 boepd net (82% oil) during the fourth quarter. Record fourth quarter production was driven by strong performance at Odd Job and initial production from new wells from the Odd Job, Gladden, and Nearly Headless Nick fields. During the fourth quarter, Kosmos recorded approximately $75 million of exploration expense related to the Resolution-1 and Oldfield-1 unsuccessful wells.

Ghana

During the fourth quarter of 2019, net production from Ghana averaged approximately 27,800 barrels of oil per day (bopd). As forecast, Kosmos lifted four cargos from Ghana during the fourth quarter. The Jubilee gas enhancement work program that was rescheduled from the fourth quarter of 2019 into the first quarter of 2020, was completed in early February with production rates of around 90,000 bopd now being achieved.

Equatorial Guinea

Production in Equatorial Guinea averaged approximately 11,400 bopd net in the fourth quarter of 2019 and Kosmos lifted one and a half cargos from Equatorial Guinea during the quarter.

In late October, the S-5 well encountered approximately 39 meters of net oil pay in good-quality Santonian reservoir. The well is located within tieback range of the Ceiba FPSO and work is currently ongoing to establish the scale of the discovered resource and evaluate the optimal development solution. The well was drilled in approximately 800 meters of water to a total measured depth of around 4,400 meters.

Mauritania & Senegal

The Greater Tortue Ahmeyim project located offshore Mauritania and Senegal remains on track with Phase 1 approximately 25 percent complete. Pre-FEED work is ongoing for Phases 2 and 3 and these phases are expected to expand capacity to almost 10 MTPA of LNG export capacity.

On February 11, 2020, Kosmos and its partners signed a Sale and Purchase Agreement (SPA) with BP Gas Marketing Limited for 2.45 million tonnes per annum of liquified natural gas from Phase 1 of the project for an initial term of up to 20 years. Signing the SPA has allowed Kosmos to book approximately 100 mmboe of proven reserves associated with the project.

In October, Kosmos announced that the Orca-1 exploration well made a major gas discovery offshore Mauritania in the BirAllah area. Orca was the largest deepwater hydrocarbon discovery in 2019 and the results continue the 100 percent success rate from nine wells targeting the inboard gas trend in Mauritania/Senegal.

2020 Capital Expenditure Budget

Kosmos expects to spend approximately $325 to $375 million in 2020, excluding Mauritania and Senegal, with spending focused on maintaining existing production and growth through infrastructure led exploration. In Mauritania and Senegal, total 2020 capital expenditure for Kosmos' approximately 30 percent working interest is expected to be around $250 million and is expected to be funded from proceeds from the previously announced and ongoing farm-down process.

(1) A Non-GAAP measure, see attached reconciliation of non-GAAP measure
(2) Production means net entitlement volumes. In Ghana and Equatorial Guinea, this means those volumes net to Kosmos' working interest or participating interest and net of royalty or production sharing contract effect. In the Gulf of Mexico, this means those volumes net to Kosmos' working interest and net of royalty.

Conference Call and Webcast Information

Kosmos will host a conference call and webcast to discuss fourth quarter 2019 financial and operating results today at 10:00 a.m. Central time (11:00 a.m. Eastern time). The live webcast of the event is expected to last around 90 minutes and slides can be accessed on the Investors page of Kosmos’ website at http://investors.kosmosenergy.com/investor-events. The dial-in telephone number for the call is +1.877.407.3982. Callers outside the United States should dial +1.201.493.6780. A replay of the webcast will be available on the Investors page of Kosmos’ website for approximately 90 days following the event.

About Kosmos Energy

Kosmos is a full-cycle deepwater independent oil and gas exploration and production company focused along the Atlantic Margins. Our key assets include production offshore Ghana, Equatorial Guinea and U.S. Gulf of Mexico, as well as a world-class gas development offshore Mauritania and Senegal. We also maintain a sustainable exploration program balanced between proven basin infrastructure-led exploration (Equatorial Guinea and U.S. Gulf of Mexico), emerging basins (Mauritania, Senegal and Suriname) and frontier basins (Cote d'Ivoire, Namibia, Sao Tome and Principe, and South Africa). Kosmos is listed on the New York Stock Exchange and London Stock Exchange and is traded under the ticker symbol KOS. As an ethical and transparent company, Kosmos is committed to doing things the right way. The Company’s Business Principles articulate our commitment to transparency, ethics, human rights, safety and the environment. Read more about this commitment in the Kosmos 2018 Corporate Responsibility Report. For additional information, visit www.kosmosenergy.com.

Non-GAAP Financial Measures

EBITDAX, Adjusted net income (loss), Adjusted net income (loss) per share, free cash flow, and net debt are supplemental non-GAAP financial measures used by management and external users of the Company's consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines EBITDAX as Net income (loss) plus (i) exploration expense, (ii) depletion, depreciation and amortization expense, (iii) equity based compensation expense, (iv) unrealized (gain) loss on commodity derivatives (realized losses are deducted and realized gains are added back), (v) (gain) loss on sale of oil and gas properties, (vi) interest (income) expense, (vii) income taxes, (viii) loss on extinguishment of debt, (ix) doubtful accounts expense and (x) similar other material items which management believes affect the comparability of operating results. The Company defines Adjusted net income (loss) as Net income (loss) adjusted for certain items that impact the comparability of results. The Company defines free cash flow as net cash provided by operating activities less Oil and gas assets, Other property, Change in restricted cash, and certain other items that may affect the comparability of results. The Company defines net debt as the sum of notes outstanding issued at par and borrowings on the Facility and Corporate revolver less cash and cash equivalents and restricted cash.

We believe that EBITDAX, Adjusted net income (loss), Adjusted net income (loss) per share, free cash flow, Net debt and other similar measures are useful to investors because they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the oil and gas sector and will provide investors with a useful tool for assessing the comparability between periods, among securities analysts, as well as company by company. EBITDAX, Adjusted net income (loss), Adjusted net income (loss) per share, free cash flow, and net debt as presented by us may not be comparable to similarly titled measures of other companies.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Kosmos expects, believes or anticipates will or may occur in the future are forward-looking statements. Kosmos’ estimates and forward-looking statements are mainly based on its current expectations and estimates of future events and trends, which affect or may affect its businesses and operations. Although Kosmos believes that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made in light of information currently available to Kosmos. When used in this press release, the words “anticipate,” “believe,” “intend,” “expect,” “plan,” “will” or other similar words are intended to identify forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Kosmos, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Further information on such assumptions, risks and uncertainties is available in Kosmos’ Securities and Exchange Commission (“SEC”) filings. Kosmos undertakes no obligation and does not intend to update or correct these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as required by applicable law. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

###

Kosmos Energy Ltd.
Consolidated Statements of Operations
(In thousands, except per share amounts, unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2019	2018	2019	2018
Revenues and other income:
Oil and gas revenue	$449,657	$301,446	$1,499,416	$886,666
Gain on sale of assets	10,528	—	10,528	7,666
Other income, net	30	8,054	(35)	8,037
Total revenues and other income	460,215	309,500	1,509,909	902,369

Costs and expenses:
Oil and gas production	136,297	73,066	402,613	224,727
Facilities insurance modifications, net	(19,080)	(14,857)	(24,254)	6,955
Exploration expenses	97,933	54,580	180,955	301,492
General and administrative	21,307	34,513	110,010	99,856
Depletion, depreciation and amortization	147,675	121,228	563,861	329,835
Interest and other financing costs, net	29,509	33,063	155,074	101,176
Derivatives, net	36,001	(267,537)	71,885	(31,430)
Gain on equity method investments, net	—	(13,244)	—	(72,881)
Other expenses, net	12,850	1,663	24,648	(6,501)
Total costs and expenses	462,492	22,475	1,484,792	953,229

Income (loss) before income taxes	(2,277)	287,025	25,117	(50,860)
Income tax expense	33,496	101,460	80,894	43,131
Net income (loss)	$(35,773)	$185,565	$(55,777)	$(93,991)

Net income (loss) per share:
Basic	$(0.09)	$0.44	$(0.14)	$(0.23)
Diluted	$(0.09)	$0.43	$(0.14)	$(0.23)

Weighted average number of shares used to compute net income (loss) per share:
Basic	401,516	421,067	401,368	404,585
Diluted	401,516	426,826	401,368	404,585

Dividends declared per common share	$0.0452	$—	$0.1808	$—

Kosmos Energy Ltd.
Condensed Consolidated Balance Sheets
(In thousands, unaudited)

	December 31,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$224,502	$173,515
Receivables, net	174,293	140,006
Other current assets	167,762	196,179
Total current assets	566,557	509,700

Property and equipment, net	3,642,332	3,459,701
Other non-current assets	108,343	118,788
Total assets	$4,317,232	$4,088,189

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$149,483	$176,540
Accrued liabilities	380,704	195,596
Other current liabilities	8,914	12,172
Total current liabilities	539,101	384,308

Long-term liabilities:
Long-term debt, net	2,008,063	2,120,547
Deferred tax liabilities	653,221	477,179
Other non-current liabilities	275,145	164,677
Total long-term liabilities	2,936,429	2,762,403

Total stockholders’ equity	841,702	941,478
Total liabilities and stockholders’ equity	$4,317,232	$4,088,189

Kosmos Energy Ltd.
Condensed Consolidated Statements of Cash Flow
(In thousands, unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2019	2018	2019	2018
Operating activities:
Net income (loss)	$(35,773)	$185,565	$(55,777)	$(93,991)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depletion, depreciation and amortization (including deferred financing costs)	149,958	123,538	573,118	339,214
Deferred income taxes	(20,530)	93,240	(90,370)	9,145
Unsuccessful well costs and leasehold impairments	80,452	8,251	87,813	123,199
Change in fair value of derivatives	33,433	(262,017)	67,436	(29,960)
Cash settlements on derivatives, net(1)	(6,757)	(35,237)	(31,458)	(137,942)
Equity-based compensation	4,988	9,255	32,370	35,230
Gain on sale of assets	(10,528)	—	(10,528)	(7,666)
Loss on extinguishment of debt	—	—	24,794	4,324
Undistributed equity in earnings	—	(5,280)	—	(45)
Other	(531)	1,628	9,069	2,865
Changes in assets and liabilities:
Net changes in working capital	33,162	51,301	21,683	16,118
Net cash provided by operating activities	227,874	170,244	628,150	260,491

Investing activities
Oil and gas assets	(99,575)	(64,501)	(340,217)	(213,806)
Other property	(3,505)	(4,375)	(11,796)	(7,935)
Acquisition of oil and gas properties, net of cash acquired	—	—	—	(961,764)
Return of investment from KTIPI	—	42,036	—	184,664
Proceeds on sale of assets	15,000	—	15,000	13,703
Notes receivable from partners	(7,353)	—	(26,918)	—
Net cash used in investing activities	(95,433)	(26,840)	(363,931)	(985,138)

Financing activities:
Borrowings on long-term debt	—	175,000	175,000	1,175,000
Payments on long-term debt	(100,000)	(150,000)	(425,000)	(325,000)
Net proceeds from issuance of senior notes	—	—	641,875	—
Redemption of senior secured notes	—	—	(535,338)	—
Purchase of treasury stock / tax withholdings	—	(188,356)	(1,983)	(206,051)
Dividends	(18,152)	—	(72,599)	—
Deferred financing costs	(1)	(1,927)	(2,444)	(38,672)
Net cash provided by (used in) financing activities	(118,153)	(165,283)	(220,489)	605,277

Net increase (decrease) in cash, cash equivalents and restricted cash	14,288	(21,879)	43,730	(119,370)
Cash, cash equivalents and restricted cash at beginning of period	215,058	207,495	185,616	304,986
Cash, cash equivalents and restricted cash at end of period	$229,346	$185,616	$229,346	$185,616

(1)
Cash settlements on commodity hedges were $(9.3) million and $(29.8) million for the three months ended December 31, 2019 and 2018, respectively, and $(36.3) million and $(137.1) million for the years ended December 31, 2019 and 2018, respectively.

Kosmos Energy Ltd.
Equity Method Investment
(In thousands, unaudited)

	Three months ended	Year ended
	December 31, 2018	December 31, 2018
Revenues and other income:
Oil and gas revenue	$121,141	$721,299
Other income	(521)	(477)
Total revenues and other income	120,620	720,822

Costs and expenses:
Oil and gas production	32,319	147,685
Depletion and depreciation	17,988	126,983
Other expenses, net	639	429
Total costs and expenses	50,946	275,097

Income before income taxes	69,674	445,725
Income tax expense	22,933	156,981
Net income	$46,741	$288,744

Kosmos' share of net income	$23,371	$144,372
Basis difference amortization(1)	10,127	71,491
Equity in earnings - KTIPI	$13,244	$72,881

(1)
The basis difference, which is associated with oil and gas properties and subject to amortization, has been allocated to the Ceiba Field and Okume Complex. We amortized the basis difference using the unit-of-production method.

Kosmos Energy Ltd.
EBITDAX
(In thousands, unaudited)

	Three Months Ended	Three Months Ended
	December 31, 2019	December 31, 2018
	Kosmos	Kosmos	Equatorial Guinea (Equity Method)(1)	Total
Net income (loss)	$(35,773)	$185,565	$13,244	$198,809
Exploration expenses	97,933	54,580	352	54,932
Facilities insurance modifications, net	(19,080)	(14,857)	—	(14,857)
Depletion, depreciation and amortization	147,675	121,228	19,120	140,348
Equity-based compensation	4,988	9,255	—	9,255
Derivatives, net	36,001	(267,537)	—	(267,537)
Cash settlements on commodity derivatives	(9,324)	(29,794)	—	(29,794)
Inventory impairment and other	17,182	295	—	295
Disputed charges and related costs	2,486	(32)	—	(32)
Gain on sale of assets	(10,528)	—	—	—
Gain on equity method investment - KTIPI	—	(13,244)	—	(13,244)
Interest and other financing costs, net	29,509	33,063	—	33,063
Income tax expense	33,496	101,460	11,467	112,927
EBITDAX	$294,565	$179,982	$44,183	$224,165

	Years ended	Years ended
	December 31, 2019	December 31, 2018
	Kosmos	Kosmos	Equatorial Guinea (Equity Method)(2)	Total
Net income (loss)	$(55,777)	$(93,991)	$72,881	$(21,110)
Exploration expenses	180,955	301,492	352	301,844
Facilities insurance modifications, net	(24,254)	6,955	—	6,955
Depletion, depreciation and amortization	563,861	329,835	134,982	464,817
Equity-based compensation	32,370	35,230	—	35,230
Derivatives, net	71,885	(31,430)	—	(31,430)
Cash settlements on commodity derivatives	(36,341)	(137,053)	—	(137,053)
Inventory impairment and other	27,350	288	—	288
Disputed charges and related costs	4,149	(9,753)	—	(9,753)
Gain on sale of assets	(10,528)	(7,666)	—	(7,666)
Gain on equity method investment - KTIPI	—	(72,881)	—	(72,881)
Interest and other financing costs, net	155,074	101,176	—	101,176
Income tax expense	80,894	43,131	78,491	121,622
EBITDAX	$989,638	$465,333	$286,706	$752,039

(1)
For the three months ended December 31, 2018 we have presented separately our 50% share of the results from operations and amortization of our basis difference for the Equatorial Guinea investment as we accounted for such investment under the equity method during this period.

(2)
For the year ended December 31, 2018, we have presented separately our 50% share of the results from operations and amortization of our basis difference for the Equatorial Guinea investment, as we accounted for such investment under the equity method through this date.

Kosmos Energy Ltd.
Adjusted Net Income
(In thousands, except per share amounts, unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net income (loss)	$(35,773)	$185,565	$(55,777)	$(93,991)

Derivatives, net	36,001	(267,537)	71,885	(31,430)
Cash settlements on commodity derivatives	(9,324)	(29,794)	(36,341)	(137,053)
Gain on sale of assets	(10,528)	—	(10,528)	(7,666)
Facilities insurance modifications, net	(19,080)	(14,857)	(24,254)	6,955
Inventory impairment and other	17,182	295	27,350	288
Disputed charges and related costs	2,486	(32)	4,149	(9,753)
Impairment of suspended well costs	—	—	—	57,772
Gain on exit of Essaouira	—	(8,043)	0	(8,043)
Loss on extinguishment of debt	—	—	24,794	4,324
Total selected items before tax	16,737	(319,968)	57,055	(124,606)

Income tax expense on adjustments(1)	(17,593)	94,977	(22,573)	29,653
Adjusted net loss	$(36,629)	$(39,426)	$(21,295)	$(188,944)

Net income (loss) per diluted share	$(0.09)	$0.43	$(0.14)	$(0.23)

Derivatives, net	0.09	(0.62)	0.18	(0.08)
Cash settlements on commodity derivatives	(0.02)	(0.07)	(0.09)	(0.34)
Gain on sale of assets	(0.03)	—	(0.03)	(0.02)
Facilities insurance modifications, net	(0.05)	(0.03)	(0.06)	0.02
Inventory impairment and other	0.04	—	0.07	—
Disputed charges and related costs	0.01	—	0.01	(0.02)
Impairment of suspended well costs	—	—	—	0.14
Gain on exit of Essaouira	—	(0.02)	—	(0.02)
Loss on extinguishment of debt	—	—	0.06	0.01
Total selected items before tax	0.04	(0.74)	0.14	(0.31)

Income tax expense on adjustments(1)	(0.04)	0.22	(0.05)	0.07
Adjusted net loss per diluted share	$(0.09)	$(0.09)	$(0.05)	$(0.47)

Weighted average number of diluted shares	401,516	426,826	401,368	404,585

(1)	Income tax expense is calculated at the statutory rate in which such item(s) reside. Statutory rates for the U.S. and Ghana/Equatorial Guinea are 21% and 35%, respectively.

Kosmos Energy Ltd.
Free Cash Flow
(In thousands, unaudited)

	Three months ended	Year ended
	December 31, 2019	December 31, 2019
Reconciliation of net cash provided by operating activities to free cash flow:
Net cash provided by operating activities	$227,874	$628,150
Net cash used in investing activities	(95,433)	(363,931)
Other cash used in financing activities(1)	(1)	(22,889)
Change in restricted cash	6,568	7,256
Free cash flow (before dividends)	$139,008	$248,586

(1)	Amounts consist of costs related to the redemption of the senior secured notes, issuance of senior notes and other long-term debt and the purchase of treasury stock.

Operational Summary(1)
(In thousands, except barrel and per barrel data, unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net Volume Sold
Oil (MMBbl)
Kosmos	7.092	4.596	23.331	12.673
Equity method investment - Equatorial Guinea	—	0.950	—	5.228
Total Oil (MMBbl)	7.092	5.546	23.331	17.901
Gas (MMcf)	1.671	1.959	6.323	2.268
NGL (MMBbl)	0.154	0.154	0.548	0.179
Total (MMBoe)	7.525	6.027	24.933	18.458

Revenue
Oil sales:
Kosmos	$444,019	$290,856	$1,475,706	$874,382
Equity method investment - Equatorial Guinea	—	60,570	—	360,649
Total Oil sales	444,019	351,426	1,475,706	1,235,031
Gas sales	3,823	6,126	15,599	7,101
NGL sales	1,815	4,464	8,111	5,183
Total sales	449,657	362,016	1,499,416	1,247,315
Cash settlements on commodity derivatives	(9,324)	(29,794)	(36,341)	(137,053)
Realized revenue	$440,333	$332,222	$1,463,075	$1,110,262

Oil and Gas Production Costs
Kosmos	$136,297	$73,066	$402,613	$224,727
Equity method investment - Equatorial Guinea	—	16,160	—	73,843
Total oil and gas production costs	$136,297	$89,226	$402,613	$298,570

Oil sales per Bbl:
Kosmos	$62.61	$63.28	$63.25	$69.00
Equity method investment - Equatorial Guinea	—	63.76	—	68.98
Total Oil sales per Bbl	62.61	63.37	63.25	68.99
Gas sales per Mcf	2.29	3.13	2.47	3.13
NGL sales per Bbl	11.79	28.91	14.80	28.96
Total sales per Boe	59.76	60.06	60.14	67.58
Cash settlements on commodity derivatives per oil Bbl(2)	(1.31)	(6.48)	(1.56)	(10.81)
Realized revenue per Boe(3)	58.52	55.12	58.68	60.15

Oil and gas production costs per Boe:
Kosmos	$18.12	$14.39	$16.15	$16.98
Equity method investment - Equatorial Guinea	—	$17.01	—	$14.12
Total oil and gas production costs	18.12	14.80	16.15	16.18

(1)
For the three months and year ended December 31, 2018, we have presented separately our 50% share of the results from operations for the Equatorial Guinea investment, as we accounted for such investment under the equity method during these periods.

(2)	Cash settlements on commodity derivatives are only related to Kosmos and are calculated on a per barrel basis using Kosmos' Net Oil Volumes Sold.

(3)
Realized revenue includes revenue from Kosmos, Equatorial Guinea (equity method investment), and Cash settlements on commodity derivatives; on a per Boe basis realized revenue is calculated using the total Net Volume Sold from both Kosmos and Equatorial Guinea (equity method investment).

Kosmos was overlifted by approximately 323 thousand barrels as of December 31, 2019.

Hedging Summary
As of December 31, 2019(1)
(Unaudited)

			Weighted Average Price per Bbl
	Index	MBbl	Floor(2)	Sold Put	Ceiling
2020:
Three-way collars	Dated Brent	6,000	$57.50	$49.58	$80.18
Swaps with sold puts	Dated Brent	2,000	60.53	48.75	—
Put spread	Dated Brent	6,000	59.17	50.00	—
2021:
Swaps with sold puts	Dated Brent	4,000	$60.28	$48.75	$—

(1)	Please see the Company’s filed 10-K for full disclosure on hedging material. Includes hedging position as of December 31, 2019 and hedges added since year-end.

(2)	“Floor” represents floor price for collars or swaps and strike price for purchased puts.

Note: Excludes 8.0 MMBbls of sold (short) calls with a strike price of $85.00 per Bbl in 2020 and 6.0 MMBbls of sold (short) calls with a strike price of $71.67 per Bbl in 2021.

2020 Guidance

	1Q2020	FY 2020

Production(1,2)	63,000 - 67,000 boe per day	62,000 - 70,000 boe per day

Opex	$14.50 - $16.50 per boe	$14.50 - $16.50 per boe

DD&A	$22.00 - $24.00 per boe	$22.00 - $24.00 per boe

G&A(3)	$30 - $34 million	$115 - $125 million

Exploration Expense	~$36 - $40 million(4)	~$120 million

Net Interest	$26 - $30 million per quarter

Tax	$2.00 - $4.00 per boe

Capex(5)	$325 - $375 million in FY 2020

Note: Ghana / Equatorial Guinea revenue calculated by number of cargos.

(1)	1Q 2020 cargo forecast - Ghana: 1 cargo / Equatorial Guinea 1 cargo. FY 2020 Ghana: 10 cargos / Equatorial Guinea 4.5 cargos. Average cargo sizes 950,000 barrels of oil.

(2)	GoM Production - 1Q 2020: 26,000-29,000 boe per day / FY 2020: 24,000 - 28,000 boe per day. Oil/Gas/NGL split for 2020: GoM: ~80%/~15%/~5%.

(3)	G&A - Approximately 70% cash.

(4)	Excludes dry hole expense of approximately $10 million in 1Q 2020 related to Oldfield.

(5)	Excludes Mauritania and Senegal

Source: Kosmos Energy Ltd.

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